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EXHIBIT 5.1

	ATTORNEYS AT LAW	Broomfield, CO 720 566-4000
	4401 Eastgate Mall San Diego, CA	Kirkland, WA 425 893-7700
92121-1909
	Main 858 550-6000 Fax 858 550-6420	Menlo Park, CA 650 843-5100
Palo Alto, CA 650 843-5000
January 17, 2003		Reston, VA 703 456-8000
	www.cooley.com	San Francisco, CA 415 693-2000
Amylin Pharmaceuticals, Inc. 9373 Towne Centre Drive San Diego, CA 92121
THOMAS A. COLL 858 550-6013
Ladies and Gentlemen:	collta@cooley.com

You have requested our opinion with respect to certain matters in connection with the underwritten public offering by Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of up to 10,542,168 shares of the Company's common stock, par value $0.001 (the "Shares"), including 1,342,168 shares of common stock for which the underwriters have been granted an over-allotment option, pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission. All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus and Prospectus Supplement included therein, the Company's certificate of incorporation and bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:	/s/ THOMAS A. COLL Thomas A. Coll

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  EXHIBIT 5.1